Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements of PhyMatrix Corp. on Form S-3 (File Nos. 333-08269, 333-31973, 333-38995 and
333-53317) and Form S-8 (File Nos. 333-03853, 333-41297 and 333-41177) of our
reports dated March 13, 1998, except for Note 21, for which the date is April 9, 1998, on our audits of the consolidated financial statements and financial statement schedule of PhyMatrix Corp. as of January 31, 1998 and 1997, and for the years then ended, and the combined financial statements for the year ended December 31, 1995, which reports are included in the Annual Report on Form 10-K/A.


                                          /s/ Coopers & Lybrand L.L.P.


Coopers & Lybrand L.L.P.
Boston, Massachusetts
May 21, 1998